Exhibit 99.1

Harmonic Announces Updated Guidance for Third Quarter 2015 Results
SAN JOSE, Calif.-October 8, 2015-Harmonic Inc. (NASDAQ: HLIT), the worldwide leader in video delivery infrastructure, today announced updated guidance for the third quarter of 2015.
For the third quarter of 2015, the Company anticipates:
•Net revenue in the range of $81 million to $84 million
•GAAP gross margins in the range of 53.5% to 55.0%
•GAAP operating expenses in the range of $51.5 million to $53 million
•Non-GAAP gross margins in the range of 54.5% to 56.0%
•Non-GAAP operating expenses in the range of $46.5 million to $48 million
See “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations” below.

Bookings for the third quarter of 2015 are anticipated to be in the range of $74 million to $75 million.
The updated guidance is based on preliminary results and remains subject to change in connection with the preparation of the unaudited financial statements for the quarter ended October 2, 2015.

“We faced a more challenging spending environment than expected in the quarter, resulting in updated financial guidance,” said Patrick Harshman, Harmonic’s CEO. “Several market factors continue to hamper near-term customer investment decisions; service provider consolidation, particularly within the U.S. and EMEA regions, and the pending release of our new cable edge architecture in mid-2016 amplified the effect. Although we anticipate these dynamics to extend into the fourth quarter of 2015, our value proposition is resonating strongly with both new and existing customers, our leadership position in the markets we address is intact, and we are confident in the strategic direction of the company.”

The Company will release its unaudited third quarter 2015 financial results after the market close on Tuesday, October 27, 2015. Harmonic will also host a conference call that day at 2:00 p.m. Pacific (5:00 p.m. Eastern) to discuss these financial results and its outlook for the fourth quarter of 2015. A listen-only broadcast of the conference call will be accessible either from the Company's website at www.harmonicinc.com or by calling +1.847.619.6397 or +1.800.708.4540 (passcode 40861736). A replay of the conference call will be available after 4:30 p.m. Pacific at the same website address or by calling +1.630.652.3042 or +1.888.843.7419 (passcode 40861736#).
About Harmonic Inc.
Harmonic (NASDAQ: HLIT) is the worldwide leader in video delivery infrastructure for emerging television and video services. Harmonic enables customers to produce, deliver, and monetize amazing video experiences, with unequalled business agility and operational efficiency, by providing market-leading innovation, high-quality service, and compelling total-cost-of-ownership. More information is available at www.harmonicinc.com.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to our expectations regarding our net revenue, GAAP gross margins, GAAP operating expenses, non-GAAP gross margins and non-GAAP operating expenses for the third quarter of 2015. Our expectations regarding these matters may not materialize, and actual results are subject to risks and uncertainties that could cause actual results to differ materially from the updated guidance set forth in this release. These risks include, in no particular order, the following: we have not completed the closing of our books for the third quarter of 2015 and, as a result, final amounts could differ for a variety of accounting and other reasons; the trends toward more high-definition, on-demand and anytime, anywhere video will not continue to develop at its current pace or will expire; a strong U.S. dollar may have a negative impact on our business in certain international markets; the possibility that our products will not generate sales that are commensurate with our expectations or that our cost of revenue or operating expenses may exceed our expectations; the mix of products and services sold in various geographies and the effect it has on gross margins; delays or decreases in capital spending in the cable, satellite and telco and broadcast and media industries; customer concentration and consolidation; the impact of general economic conditions on our sales and operations; our ability to develop new and enhanced products in a timely manner and market acceptance of our new or existing products; losses of one or more key customers; risks associated with our international operations, including in Ukraine; risks associated with our CCAP and VOS™ product initiatives, dependence on market acceptance of various types of broadband services, on the adoption of new broadband technologies and on broadband industry trends; inventory management; the lack of timely availability of parts or raw materials necessary to produce our products; the impact of increases in the prices of raw materials and oil; the effect of competition, on both revenue and gross margins; difficulties associated with rapid technological changes in our markets; risks associated with unpredictable sales cycles; our dependence on contract manufacturers and sole or limited source suppliers; the effect on our business of natural disasters; and the risk that our share repurchase program will not continue to result in material purchases of our common stock. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic's filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended December 31, 2014, our most recent Quarterly Report on Form 10-Q and our Current Reports on Form 8-K. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.

Use of Non-GAAP Financial Measures
In establishing operating budgets, managing its business performance, and setting internal measurement targets, we exclude a number of items required by GAAP. Management believes that these accounting charges and credits, most of which are non-cash or non-recurring in nature, are not useful in managing its operations and business. Historically, the Company has also publicly presented these supplemental non-GAAP measures in order to assist the investment community to see the Company “through the eyes of management,” and thereby enhance understanding of its operating performance. The non-GAAP measures presented here are: gross profit, operating expenses, income (loss) from operations and net income (loss) (including those amounts as a percentage of revenue), and net income (loss) per diluted share. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP, and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of the historical non-GAAP financial measures discussed in this press release to the most directly comparable historical GAAP financial measures is included with the financial statements provided with this press release. The non-GAAP adjustments described below have historically been excluded from our GAAP financial measures. These adjustments are restructuring and related charges, impairment of long-term investment and non-cash items, such as stock-based compensation expense, amortization of intangibles, and adjustments that normalize the tax rate. The effects of stock-based compensation expense specific to common stock options are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant impact on our GAAP financial results.
CONTACTS:

Carolyn V. Aver	Blair King
Chief Financial Officer	Investor Relations
Harmonic Inc.	Harmonic Inc.
+1.408.542.2500	+1.408.490.6172